UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 22, 2005

HASTINGS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)
TEXAS

(State or other jurisdiction of incorporation or organization)

000-24381	75-1386375

(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Plains Blvd, Amarillo, Texas	79102

(Address of principal executive offices)	(Zip Code)
(806) 351-2300

(Registrant’s telephone number, including area code)
NONE

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HASTINGS ENTERTAINMENT, INC.
Item 2.02. Results of Operations and Financial Condition.
On August 22, 2005, Hastings Entertainment, Inc. issued a press release regarding its financial results for the fiscal quarter ended July 31, 2005. A copy of the press release is attached hereto as Exhibit 99.1.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
In the same press release dated August 22, 2005, Hastings announced that Jeff A. Ostler, age 41, joined the company as Vice President of Operations, effective August 16, 2005. Mr. Ostler previously served as Division Vice President, Retail Operations of Dollar General Corporation and most recently as Vice President, Store Operations for Denninghouse, Inc., a Canadian corporation operating discount stores under the business name “Buck or Two.”
Mr. Ostler’s employment will be at-will. He will receive a salary of $130,000 per year and a signing bonus of $30,000. He will be eligible for an annual bonus ranging from 36% to 130% of eligible salary.
Mr. Ostler will receive stock option grants of 15,000.
Item 9.01. Financial Statements and Exhibits.
99.1 Press Release dated August 22, 2005.

HASTINGS ENTERTAINMENT, INC.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2005	Hastings Entertainment, Inc. (Registrant)
	By:	/s/ Dan Crow
Dan Crow
Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)